EXHIBIT 10.5

110 East 59th Street

New York, New York 10022

June 16, 2020

BGC Partners, Inc.

499 Park Ave

New York, New York 10022

Attention:  Steve Bisgay

Re:	Amendment to Clearing Capital Agreement

Dear Mr. Bisgay:

Reference is made to that certain clearing capital agreement (the “Agreement”), dated November 5, 2008, by and between Cantor Fitzgerald, L.P. (“CFLP”) and BGC Partners, Inc. (“BGCP”).  Capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement.  This amendment (this “Amendment”) is pursuant to Section 3(b) of the Agreement.  To the extent there is a conflict between this Amendment and the Agreement, in all cases, this Amendment shall control.

1.	CFLP and BGCP hereby agree to amend the Agreement as follows:
a.	The first Whereas clause is replaced in its entirety as follows:

“WHEREAS, upon BGC’s request, Cantor has the resources and capacity to provide clearing services in all eligible financial products with respect to transactions initiated by BGC and its customers (“Clearing Capital Services”);”

b.	Section 2(a) is renumbered 2(a)(i).
c.	A new Section 2(a)(ii) is added as follows:

“To the extent (i) Cantor is required by any central clearing counterparty (e.g., FICC, NSCC, etc.) to post collateral/margin in support of, or otherwise related to, any transactions cleared by Cantor on behalf of BGC, and (ii) such collateral/margin is not satisfied by a BGC security deposit, then CF&Co will charge BGC the then in effect intercompany borrowing rate for the capital used by Cantor on behalf of BGC.  For example, if Cantor is required to post $10 million of collateral for BGC as described in (i) above, BGC has previously posted a $5 million security deposit, and the intercompany borrowing interest rate between BGC and Cantor is 5.00% and is calculated on the actual number of days divided by 360, then Cantor would charge BGC $394 per day ($10,000,000 - $5,000,000 = $5,000,000 * 5.00%/360).”

2.	General. Except as expressly amended hereby, the terms of the Agreement shall remain in full force and effect.

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Sincerely,

CANTOR FITZGERALD, L.P.

By: /s/ Howard W. Lutnick______________

Name: Howard W. Lutnick

Title: Chairman and Chief Executive Officer

BGC Partners, Inc.

By:/s/ Steve Bisgay_______

Name: Steve Bisgay

Title: Chief Financial Officer

[Signature page to amendment dated June 16, 2020, to Clearing Capital Agreement dated November 5, 2008 between Cantor Fitzgerald, L.P. and BGC Partners, Inc.]

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